News Release

The Coca-Cola Company Announces Debt Tender Offers

The Coca-Cola Company Announces Offers to Purchase Any and All of Certain Outstanding U.S. Dollar-Denominated Notes (Listed on Table I Below) and Euro-Denominated Notes (Listed on Table II Below)

ATLANTA, April 28, 2021 – The Coca-Cola Company (the “Company,” “we,” “us” and “our”) (NYSE: KO) today announced its offers to purchase for cash any and all of the Company’s outstanding (i) U.S. dollar-denominated notes listed in Table I below (the “Dollar Notes”) and (ii) Euro-denominated notes listed in Table II below (the “Euro Notes”). The Dollar Notes and the Euro Notes are referred to collectively herein as the “Notes” and such offers to purchase as the “Offers” and each an “Offer.” As of April 28, 2021, approximately $4.25 billion aggregate principal amount of Dollar Notes and €2.2 billion aggregate principal amount of Euro Notes were outstanding.

Each Offer is made upon the terms and subject to the conditions set forth in the offer to purchase, dated April 28, 2021 (as may be amended or supplemented from time to time, the “Offer to Purchase”), and its accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

All documentation relating to the Offers, including the Offer to Purchase and the Notice of Guaranteed Delivery, together with any updates, are available from the Information Agent and the Tender Agent, as set forth below, and will also be available via the Offer Website: https://sites.dfkingltd.com/coca-cola.

Timetable for the Offers

Date	Calendar Date and Time

Commencement of the Offers	April 28, 2021.

Price Determination Time	10:00 a.m. (New York City time) on May 5, 2021, unless extended.

Withdrawal Date	5:00 p.m. (New York City time) on May 5, 2021, unless extended.

Expiration Date	5:00 p.m. (New York City time) on May 5, 2021, unless extended.

Initial Settlement Date	The expected Initial Settlement Date is (i) May 6, 2021, which is the first business day after the Expiration Date, with respect to each Dollar Notes Offer unless extended with respect to such Offer or (ii) May 7, 2021, which is the second business day after the Expiration Date, with respect to each Euro Notes Offer unless extended with respect to such Offer.

Guaranteed Delivery Date	5:00 p.m. (New York City time) on the second business day after the Expiration Date, expected to be on May 7, 2021, unless extended.

Guaranteed Delivery Settlement Date	Expected to be the first business day after the Guaranteed Delivery Date. The expected Guaranteed Delivery Settlement Date is May 10, 2021, with respect to each Offer unless extended with respect to such Offer.
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TABLE I: DOLLAR NOTES SUBJECT TO THE OFFERS

Title of Notes	CUSIP Number/ISIN	Principal Amount Outstanding	UST Reference Security	Bloomberg Reference Page	Fixed Spread (bps)
2.950% Notes due 2025 (the “2.950% Dollar Notes”)	CUSIP: 191216CN8 ISIN: US191216CN81	$1,000,000,000	0.375% UST due 04/15/2024	FIT1	40

2.875% Notes due 2025 (the “2.875% Dollar Notes”)	CUSIP: 191216BS8 ISIN: US191216BS87	$1,750,000,000	0.750% UST due 03/31/2026	FIT1	15

2.550% Notes due 2026 (the “2.550% Dollar Notes”)	CUSIP: 191216BW9 ISIN: US191216BW99	$500,000,000	0.750% UST due 03/31/2026	FIT1	12.5

2.250% Notes due 2026 (the “2.250% Dollar Notes”)	CUSIP: 191216BZ2 ISIN: US191216BZ21	$1,000,000,000	0.750% UST due 03/31/2026	FIT1	10

TABLE II: EURO NOTES SUBJECT TO THE OFFERS

Title of Notes	ISIN/Common Code	Principal Amount Outstanding	Reference Benchmark	Bloomberg Reference Page	Fixed Spread (bps)
0.750% Notes due 2026 (the “0.750% Euro Notes”)	ISIN: XS1955024713 Common Code: 195502471	€1,000,000,000	0.750% EUR Notes Interpolated Mid-Swap Rate	ICAE1	0

1.875% Notes due 2026 (the “1.875% Euro Notes”)	ISIN: XS1112678989 Common Code: 111267898	€1,200,000,000	1.875% EUR Notes Interpolated Mid-Swap Rate	ICAE1	0

Purpose of the Offers

The primary purpose of the Offers is to acquire up to all of the outstanding Notes listed on Table I and Table II above. The Offers are being made in connection with our proposed registered offerings of new senior notes denominated in U.S. dollars (the “New Dollar Notes Offering”) and new senior notes denominated in Euros (the “New Euro Notes Offering” and, together with the New Dollar Notes Offering, the “New Notes Offerings”). The Total Consideration for any and all of the Dollar Notes, applicable Accrued Coupon Payment (as defined below) and all related fees and expenses are expected to be funded by the concurrent New Dollar Notes Offering, together with cash on hand. The Total Consideration for any and all of the Euro Notes, applicable Accrued Coupon Payment and all related fees and expenses are expected to be funded by the concurrent New Euro Notes Offering, together with cash on hand. Each Offer is subject to the satisfaction of certain conditions as more fully described under the heading “Description of the Offers—Financing Conditions” in the Offer to Purchase including, among other things, with respect to the Offers for the Dollar Notes, the Dollar Notes Financing Condition and, with respect to the Offer for the Euro Notes, the Euro Notes Financing Condition. Notes that are accepted in the Offers will be purchased, retired and cancelled by us and will no longer remain outstanding obligations of ours.

Priority in Allocation of New Euro Notes

A Holder that wishes to subscribe for notes denominated in Euro pursuant to the Company’s New Euro Notes Offering (“New Euro Notes”) in addition to tendering Euro Notes for purchase pursuant to the Offers may receive priority (the “New Issue Priority”) in the allocation of the New Euro Notes, subject to the issue of the New Euro Notes and such Holder making a separate application for the purchase of such New Euro Notes to a Dealer Manager (in its capacity as a manager of the issue of the New Euro Notes) in accordance with the standard new issue procedures of such manager. When considering allocation of the New Euro Notes, the Company intends to give preference to Holders who, prior to such allocation, have validly tendered or indicated their firm intention to the Company or any of the Dealer Managers (in their capacity as a manager of the issue of the New Euro Notes) to tender the Euro Notes and subscribe for New Euro Notes. The aggregate principal amount of New Euro Notes for which New Issue Priority will be given to such Holder will be in our sole discretion and may be less than or equal to (but shall not be greater than, although for the avoidance of doubt a Holder may separately apply for additional New Euro Notes but shall not receive priority in respect of such additional New Euro Notes) the aggregate principal amount of Euro Notes validly tendered by such Holder in the Offers and accepted for purchase. We are not obligated to allocate the New Euro Notes to an investor which has validly tendered or indicated a firm intention to tender the Euro Notes pursuant to the Offers.

In the event that a Holder validly tenders Euro Notes pursuant to the Offers, such Euro Notes will remain subject to the conditions of the Offers as set out in the Offer to Purchase irrespective of whether that Holder receives all, part, or none of the allocation of New Euro Notes for which it has applied.

All Tender Instructions or applications to purchase New Euro Notes are subject to all applicable securities laws and regulations in force in any relevant jurisdiction (including the jurisdiction of the relevant Holder).

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It is the sole responsibility of each Holder to satisfy itself that it is eligible to purchase the New Euro Notes before registering its interest with, and making an application to, a Dealer Manager (in its capacity as a manager of the issue of the New Euro Notes) for the purchase of the New Euro Notes. Any failure to validly submit a Tender Instruction (including as a result of such Holder being ineligible to be offered or to be sold the New Euro Notes in accordance with any applicable securities laws and regulations), or any failure of such Holder to make an application for the purchase of the New Euro Notes in accordance with the standard new issue procedures of the relevant manager of the issue of the New Euro Notes, will result in no New Issue Priority being given in respect of such Tender Instruction.

Details of the Offers

The Offers will expire at 5:00 p.m. (New York City time) on May 5, 2021 with respect to any Offer (as the same may be extended with respect to such Offer, the “Expiration Date”). Tendered Notes may be withdrawn at any time prior to 5:00 p.m. (New York City time), on May 5, 2021 with respect to each Offer (as the same may be extended with respect to any Offer, the “Withdrawal Date”), but not thereafter, except as required by applicable law as described in the Offer to Purchase. None of the Offers is conditioned on completion of any of the other Offers, and each Offer otherwise operates independently from the other Offers. None of the Offers is conditioned on any minimum amount of Notes being tendered.

For a Holder who holds Notes through DTC to validly tender Notes pursuant to the Offers, an Agent’s Message and any other required documents must be received by the Tender Agent at its email address set forth on the Offer to Purchase at or prior to the Expiration Date or, if pursuant to the Guaranteed Delivery Procedures, at or prior to 5:00 p.m. (New York City time) on May 7, 2021 (the “Guaranteed Delivery Date”). For a Holder who holds Notes through Clearstream or Euroclear to validly tender Notes pursuant to the Offers, such Holder must tender such Notes by the submission of valid Tender Instructions in accordance with the procedures described in the Offer to Purchase and of such Clearing System, as applicable. There is no letter of transmittal for the Offer to Purchase.

Upon the terms and subject to the conditions set forth in the Tender Offer Documents, Holders who (i) validly tender Notes at or prior to the Expiration Date (and do not validly withdraw such Notes at or prior to the Withdrawal Date) or (ii) deliver a properly completed and duly executed Notice of Guaranteed Delivery (or comply with ATOP procedures applicable to guaranteed delivery) and all other required documents at or prior to the Expiration Date and validly tender their Notes at or prior to the Guaranteed Delivery Date pursuant to the Guaranteed Delivery Procedures, and, in each case, whose Notes are accepted for purchase by us, will receive the applicable Total Consideration for each $1,000 or €1,000 principal amount of Notes, as applicable, which will be payable in cash. We will accept and pay for all validly tendered and not validly withdrawn Notes that are accepted for purchase by us.

The Total Consideration payable for the Notes will be a price per $1,000 or €1,000 principal amount of such series of Notes, as applicable, that is accepted for purchase equal to an amount, calculated in accordance with the respective formulas described in the Offer to Purchase, that would reflect, as of the applicable Initial Settlement Date, a yield to the maturity date of such series of Notes equal to the sum of (i) the Reference Yield for such series, determined at 10:00 a.m. (New York City time), for the Dollar Notes, or 3:00 p.m. (London time), for the Euro Notes, on May 5, 2021 (subject to certain exceptions set forth in the Offer to Purchase, such time and date, as the same may be extended, the “Price Determination Time”) plus (ii) the fixed spread applicable to such series, as set forth in the tables above (the “Fixed Spread”), in each case minus the applicable Accrued Coupon Payment. The “Reference Yield” means (i) with respect to each series of Dollar Notes, the yield of the reference security listed in the table for the Dollar Notes above for such series and (ii) with respect to the Euro Notes, the applicable Reference Benchmark, each as derived in the manner detailed in the Offer to Purchase.

In addition to the applicable Total Consideration, (i) Holders whose Dollar Notes of a given series are accepted for purchase by us will be paid the applicable accrued and unpaid interest on such Dollar Notes from the last interest payment date (March 25, 2021 with respect to the 2.950% Dollar Notes, April 27, 2021 with respect to the 2.875% Dollar Notes, December 1, 2020 with respect to the 2.550% Dollar Notes and March 1, 2021 with respect to the 2.250% Dollar Notes) up to, but not including, the Initial Settlement Date for the Dollar Notes Offer, which is expected to be May 6, 2021 and (ii) Holders whose Euro Notes are accepted for purchase by us will be paid the accrued and unpaid interest on such Euro Notes from the last interest payment date (September 22, 2020 with respect to both the 0.750% Euro Notes and the 1.875% Euro Notes) up to, but not including, the Initial Settlement Date for the Euro Notes Offer, which is expected to be May 7, 2021 (each such amount, an “Accrued Coupon Payment”). Interest will cease to accrue on the applicable Initial Settlement Date for all Notes accepted in the Offers, including those tendered through the Guaranteed Delivery Procedures.

Each Offer is subject to certain conditions, including, among other things, with respect to the Offers for the Dollar Notes, the Dollar Notes Financing Condition and, with respect to the Offer for the Euro Notes, the Euro Notes Financing Condition, and certain customary conditions. Subject to applicable law and limitations described in the Offer to Purchase, we may waive any of the conditions in our sole discretion.

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Our obligation to accept and pay for any Dollar Notes validly tendered and not validly withdrawn is conditioned on the successful completion, after the date hereof and prior to the Initial Settlement Date, of the New Dollar Notes Offering on terms satisfactory to us (the “Dollar Notes Financing Condition”).

Our obligation to accept and pay for any Euro Notes validly tendered and not validly withdrawn is conditioned on the successful completion, after the date hereof and prior to the Initial Settlement Date, of the New Euro Notes Offering on terms satisfactory to us (the “Euro Notes Financing Condition”).

If any Dollar Notes remain outstanding after the consummation of the Dollar Notes Offer, we expect (but are not obligated) to redeem such Notes in accordance with the terms and conditions set forth in the related indenture.

For further details on the procedures for tendering the Notes, please refer to the Offer to Purchase, including the procedures set out under the heading “Description of the Offers—Procedures for Tendering Notes” in the Offer to Purchase.

We have retained BofA Securities, Inc. (“BofA Securities”), Citigroup Global Markets Inc. (“Citi”), J.P. Morgan Securities LLC (“J.P. Morgan”), and J.P. Morgan Securities plc (“JPM London”) to act as the Dealer Managers in connection with the Offers (collectively, the “Dealer Managers”). Questions regarding terms and conditions of the Offers should be directed to BofA Securities at +1 (980) 387-3907 or +44 20 7996 5420 or debt_advisory@bofa.com, Citi at (800) 558-3745 or +44 20 7986 8969, J.P. Morgan at +1 (866) 834-4666 (toll free) or +1 (212) 834-4054 (collect), or JPM London at +44 20 7134 2468 or liability_management_EMEA@jpmorgan.com.

D.F. King has been appointed as information agent and tender agent (the “Information Agent and Tender Agent”) in connection with the Offers. Questions or requests for assistance in connection with the Offers or the delivery of Tender Instructions, or for additional copies of the Tender Offer Documents, may be directed to the Information Agent and Tender Agent at +1 (866) 796-7179 (toll free), +1 (212) 269-5550 (collect) or +44 20 7920 9700 (collect), or via e-mail at ko@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers. The Tender Offer Documents can be accessed at the Offer Website: https://sites.dfkingltd.com/coca-cola.

We reserve the right, in our sole discretion, not to accept any Tender Instructions, not to purchase any Notes or to extend, re-open, withdraw or terminate any Offer and to amend or waive any of the terms and conditions of any Offer in any manner, subject to applicable laws and regulations.

Holders are advised to read carefully the Offer to Purchase for full details of and information on the procedures for participating in the Offer, as applicable.

Holders are advised to check with any bank, securities broker or other intermediary through which they hold the Notes when such intermediary would require to receive instructions from a Holder in order for that the Holder to be able to participate in the Offers before the deadlines specified above. The deadlines set by any such intermediary and each Clearing System for the submission of Tender Instructions will be earlier than the relevant deadlines specified above.

Unless stated otherwise, announcements in connection with the Offers will be made available on our website at www.coca-colacompany.com. Such announcements may also be made by (i) the issue of a press release and (ii) the delivery of notices to the Clearing Systems for communication to Direct Participants.

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Copies of all such announcements, press releases and notices can also be obtained from the Information Agent and Tender Agent, the contact details for whom are set out below. Significant delays may be experienced where notices are delivered to the Clearing Systems and Holders are urged to contact the Information Agent and Tender Agent for the relevant announcements relating to the Offers. In addition, all documentation relating to the Offer to Purchase, together with any updates, will be available via the Offer Website: https://sites.dfkingltd.com/coca-cola.

DISCLAIMER This announcement must be read in conjunction with the Offer to Purchase. This announcement and the Offer to Purchase contain important information which should be read carefully before any decision is made with respect to any Offers. If you are in any doubt as to the contents of this announcement or the Offer to Purchase or the action you should take, you are recommended to seek your own financial, legal and tax advice, including as to any tax consequences, immediately from your broker, bank manager, solicitor, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Offers.

None of the Company, the Dealer Managers, the Trustee, the Paying Agents, the Tender Agent or the Information Agent or any of their respective directors, officers, employees, agents or affiliates makes any recommendation as to whether or not Holders should tender their Notes in the Offers.

None of the Company, the Dealer Managers, the Trustee, the Paying Agents, the Tender Agent or the Information Agent or any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Company, the Notes, or the Offers contained in this announcement or in the Offer to Purchase. None of the Company, the Dealer Managers, the Trustee, the Paying Agents, the Tender Agent, the Information Agent or any of their respective directors, officers, employees, agents or affiliates is acting for any Holder, or will be responsible to any Holder for providing any protections which would be afforded to its clients or for providing advice in relation to the Offers, and accordingly none of the Company, the Dealer Managers, the Trustee, the Paying Agents, the Tender Agent, the Information Agent or any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for any failure by the Company to disclose information with regard to the Company or Notes which is material in the context of the Offers and which is not otherwise publicly available.

General

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Notes or any other securities of the Company or any of its subsidiaries. The Offers are being made solely pursuant to the Offer to Purchase. The Offers are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Company by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

No action has been or will be taken in any jurisdiction that would permit the possession, circulation or distribution of either this announcement, the Offer to Purchase or any material relating to us or the Notes in any jurisdiction where action for that purpose is required. Accordingly, neither this announcement, the Offer to Purchase nor any other offering material or advertisements in connection with the Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

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The distribution of this announcement and the Offer to Purchase in certain jurisdictions may be restricted by law. Persons into whose possession this announcement or the Offer to Purchase comes are required by us, the Dealer Managers, the Information Agent and Tender Agent to inform themselves about, and to observe, any such restrictions.

This communication has not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this communication is not being directed at persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.

In particular, in the United Kingdom, this communication is only addressed to and directed at persons who (i) have professional experience in matters relating to investments falling within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)); (ii) are high net worth entities or other persons falling within Article 49(2)(a)-(d) of the Financial Promotion Order; or (iii) are persons to whom an inducement to engage in investment activity within the meaning of Section 21 of the FSMA may otherwise lawfully be communicated or caused to be communicated (such persons together being “relevant persons”). In the United Kingdom, the Offer to Purchase and any other documents or materials relating to the Offers is directed only at relevant persons and any investment or investment activity to which the Offer to Purchase and this communication relates will be available only to, and engaged in only with, relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on the Offer to Purchase or this communication or any of their contents.

Neither this announcement nor the Offer to Purchase, or the electronic transmission thereof, as applicable, constitutes an offer to sell or buy any of the new notes pursuant to the New Notes Offerings, a solicitation for acceptance of the Offers, or a notice of redemption under the indenture governing the Notes. The Offers are not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this announcement in certain jurisdictions may be restricted by law. In those jurisdictions where the securities, blue sky or other laws require the Offers to be made by a licensed broker or dealer and the Dealer Managers or any of their respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Offers shall be deemed to be made by the Dealer Managers or such affiliate (as the case may be) on behalf of the Company in such jurisdiction.

Each Holder participating in the Offers will give certain representations in respect of the jurisdictions referred to above and generally as set out herein. Any tender of Notes pursuant to the Offers from a Holder that is unable to make these representations will not be accepted. Each of the Company, the Dealer Managers, the Tender Agent and Information Agent reserves the right, in its absolute discretion, to investigate, in relation to any tender of Notes pursuant to the Offers, whether any such representation given by a Holder is correct and, if such investigation is undertaken and as a result the Company determines (for any reason) that such representation is not correct, such tender shall not be accepted.

Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements relating to the timing, size or other terms of the Offers, the New Notes Offering or the redemptions of the Dollar Notes, or our ability to complete the Offers, are forward-looking statements.

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Forward-looking statements are subject to certain risks and uncertainties that could cause The Coca-Cola Company’s actual results to differ materially from its historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, the negative impacts of the COVID-19 pandemic on our business; a failure to realize the economic benefits we anticipate from our productivity initiatives, including our recently announced reorganization and related strategic realignment initiatives, or an inability to successfully manage their possible negative consequences; an inability to attract or retain a highly skilled and diverse workforce; increased competition; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; an inability to be successful in our innovation activities; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand our operations in emerging and developing markets; increased cost, disruption of supply or shortage of energy or fuel; increased cost, disruption of supply or shortage of ingredients, other raw materials, packaging materials, aluminum cans and other containers; an inability to successfully manage new product launches; obesity and other health-related concerns; evolving consumer product and shopping preferences; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as nonnutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; damage to our brand image, corporate reputation and social license to operate from negative publicity, whether or not warranted, concerning product safety or quality, workplace and human rights, obesity or other issues; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners’ financial condition; increases in income tax rates, changes in income tax laws or the unfavorable resolution of tax matters, including the outcome of our ongoing tax dispute or any related disputes with the IRS; the possibility that the assumptions used to calculate our estimated aggregate incremental tax and interest liability related to the potential unfavorable outcome of the ongoing tax dispute with the IRS could significantly change; an inability to successfully integrate and manage our consolidated bottling operations or other acquired businesses or brands; an inability to successfully manage our refranchising activities; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States and throughout the world; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; litigation or legal proceedings; conducting business in markets with high-risk legal compliance environments; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; fluctuations in foreign currency exchange rates; interest rate increases; unfavorable general economic and political conditions in the United States and international markets; unfavorable outcome of litigation or legal proceedings; an inability to achieve our overall long-term growth objectives; default by or failure of one or more of our counterparty financial institutions; future impairment charges; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster Beverage Corporation; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; failure to comply with personal data protection and privacy laws; failure to digitize the Coca-Cola system; failure by our third-party service providers and business partners to satisfactorily fulfill their commitments and responsibilities; increasing concerns about the environmental impact of plastic bottles and other plastic packaging materials; water scarcity and poor quality; increased demand for food products and decreased agricultural productivity; climate change and legal or regulatory responses thereto; adverse weather conditions; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended April 2, 2021, which are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is a total beverage company with products sold in more than 200 countries and territories. Our company’s purpose is to refresh the world and make a difference. We sell multiple billion-dollar brands across several beverage categories worldwide. Our portfolio of sparkling soft drink brands includes Coca-Cola, Sprite and Fanta. Our hydration, sports, coffee and tea brands include Dasani, smartwater, vitaminwater, Topo Chico, Powerade, Costa, Georgia, Gold Peak, Honest and Ayataka. Our nutrition, juice, dairy and plant-based beverage brands include Minute Maid, Simply, innocent, Del Valle, fairlife and AdeS. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We seek to positively impact people’s lives, communities and the planet through water replenishment, packaging recycling, sustainable sourcing practices and carbon emissions reductions across our value chain. Together with our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide.

Contacts

Investors and Analysts: Tim Leveridge, koinvestorrelations@coca-cola.com
Media: Scott Leith, sleith@coca-cola.com

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